Exhibit 4(g)

FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE FIRST SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

EDO CORPORATION

4% Convertible Senior Subordinated Notes Due 2025

No. 1	Principal Amount: $175,000,000
Issue Date: November 21, 2005	CUSIP: 281347 AE 4

EDO CORPORATION, a New York corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $175,000,000 on November 15, 2025 (the “Stated Maturity”).

This Note shall bear interest as specified on the reverse side of this Note and in the First Supplemental Indenture. This Note is convertible, is subject to redemption at the option of the Company or purchase at the option of the Holder hereof, all as specified on the reverse side of this Note and in the First Supplemental Indenture referred to herein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EDO CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee,

certifies that this is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

REVERSE SIDE OF NOTE

4% Convertible Senior Subordinated Notes Due 2025

This Note is one of a duly authorized issue of securities of the Company in the aggregate principal amount to $175,000,000 issued under an Indenture, dated as of November 21, 2005 (the “Indenture”), and as amended and supplemented from time to time, as supplemented by a First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”), between the Company and HSBC Bank USA, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the First Supplemental Indenture and as further amended and supplemented from time to time), to which Indenture and First Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note are used as defined in the First Supplemental Indenture.

Interest.

This Note will bear interest from November 21, 2005 or from the most recent date to which interest has been paid or duly provided for. Interest is payable semiannually in arrears on November 15 and May 15 of each year (each, an “Interest Payment Date”), subject to Section 2.07 of the First Supplemental Indenture, commencing May 15, 2006, at the rate per annum equal to 4%. Interest on this Note shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture and First Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest payment, which shall be the November 1 or May 1, as the case may be, immediately preceding the relevant Interest Payment Date.

Subordination

The Notes are subject to the subordination provisions of Article 11 of the Indenture and Article 8 of the First Supplemental Indenture. The Notes shall rank, as set forth in the Indenture and First Supplemental Indenture, junior to any Senior Debt, senior to any Subordinated Debt and on parity with any Senior Subordinated Debt. Each Holder of this Note, by accepting the same, agrees to be bound by such provisions.

Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

Indenture.

The terms of the Notes include those stated in the Indenture, the First Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture, the First Supplemental Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations. Neither the Indenture nor the First Supplemental Indenture limits other indebtedness of the Company.

Redemption at the Option of the Company.

No sinking fund is provided for the Notes. Prior to November 20, 2010, the Notes shall not be redeemable at the option of the Company. Beginning on November 20, 2010 and until the Stated Maturity, the Notes are redeemable for cash as a whole or in part at the option of the Company at the Redemption Price in accordance with Article 4 of the Supplemental Indenture.

Notice of Redemption.

Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.

Purchase By the Company at the Option of the Holder.

Each Holder has the right to require the Company to purchase the Notes held by such Holder on November 15, 2012, November 15, 2015 and November 15, 2020, or if any such day is not a Business Day, the next succeeding Business Day (each, a “Purchase Date”). If required by any Holder, the Company shall purchase Notes for cash at a Purchase Price, set forth in Article 6 of the First Supplemental Indenture, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 23 Business Days prior to such Purchase Date until the close of business on the third Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the First Supplemental Indenture.

At the option of the Holder and subject to the terms and conditions of the First Supplemental Indenture, the Company shall purchase all or a portion of the Notes held by such Holder as of the date that is 45 calendar days after the date of the Company’s notice to Holders of the occurrence of a Designated Event occurring prior to Stated Maturity for a Designated Event Purchase Price set forth in Article 7 of the First Supplemental Indenture.

Holders have the right to withdraw any Purchase Notice or Designated Event Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the First Supplemental Indenture.

Conversion.

Subject to the terms of the First Supplemental Indenture, the Holder of a Note may convert the Note into shares of Common Stock at an initial conversion rate of 29.2493 shares of Common Stock for each $1,000 principal amount of Notes (the “Conversion Rate”), subject to adjustment in accordance with the First Supplemental Indenture and subject to the Company’s right to settle all or a portion of the related Conversion Obligation in cash as set forth in Section 5.03 of the First Supplemental Indenture. Upon conversion of a Note, the Company shall deliver the shares of Common Stock, shares of Common Stock and cash, or solely cash, as applicable, on the related Conversion Settlement Date as set forth in the First Supplemental Indenture. No fractional shares shall be issued upon settlement of the Conversion. In lieu thereof, the company shall pay cash for such fractional shares as set forth in Section 5.04 of the First Supplemental Indenture.

A Note in respect of which a Holder has delivered a Purchase Notice or a Designated Event Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the First Supplemental Indenture.

A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the First Supplemental Indenture. On conversion of a Note, any accrued and unpaid interest with respect to such Note shall be deemed cancelled, extinguished and forfeited. Notwithstanding the preceding sentence, on conversion of a Note during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date.

Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Purchase Date during such period or (3) only to the extent any overdue interest exists on the Conversion Date with respect to the Notes converted.

The Conversion Rate will be adjusted as set forth in Article 5 of the First Supplemental Indenture.

The Company shall give notice to Holders and issue a press release no later than 25 Trading Days prior to the anticipated effective date of a Make Whole Change of Control. If the Effective Date or anticipated effective date of a Make Whole Change of Control occurs on or prior to November 15, 2012, and a Holder surrenders its Notes for conversion during the period commencing on the day we shall have given notice of the anticipated effective date and ending on the related Designated Event Purchase Date, the Conversion Rate for such Notes will be increased by a number of Additional Shares as set forth in Section 5.10 of the First Supplemental Indenture, unless such transaction constitutes a Public Acquirer Change of Control and we elect to modify the conversion rate into Public Acquirer Common Stock.

Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and First Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture and First Supplemental Indenture.

Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture and First Supplemental Indenture, (i) the Indenture, the First Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults and Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Company and the Trustee may amend the Indenture and the First Supplemental Indenture under certain circumstances without the consent of the Holders, as described in the Indenture and the First Supplemental Indenture. However, the Indenture requires the consent of each Holder that would be affected for certain specified amendments or modifications of the Indenture, the First Supplemental Indenture and the Notes.

Defaults and Remedies.

An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture and Section 3.01 of the First Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01(e) or (f) of the Indenture with respect to the Company occurs, the Notes shall automatically become due and payable without further action or notice.

Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS NOTE.

The Company will furnish to any Holder upon written request and without charge copies of the Indenture and First Supplemental Indenture.

EDO Corporation

60 East 42nd Street

New York, NY 10165

Schedule I

EDO CORPORATION

4% Convertible Senior Subordinated Notes Due 2025

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Registrar

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the share certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

PURCHASE NOTICE

TO:	EDO CORPORATION

HSBC Bank USA, National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EDO Corporation (the “Company”) regarding the right of holders to elect to require the Company to purchase the Notes and requests and instructs the Company to purchase the entire principal amount of this Note, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture between EDO Corporation and HSBC Bank USA, National Association, as Trustee, dated as of November 21, 2005, as amended by the First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”) at the price of 100% of the principal amount or proportional portion thereof, together with accrued interest to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the First Supplemental Indenture. The Notes shall be purchased by the Company as of the applicable Purchase Date pursuant to the terms and conditions specified in the First Supplemental Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular respect without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number:

OPTION OF HOLDER TO ELECT PURCHASE ON DESIGNATED EVENT

TO:	EDO CORPORATION

HSBC Bank USA, National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EDO Corporation (the “Company”) regarding the right of holders to elect to require the Company to purchase the Notes upon a Designated Event and requests and instructs the Company pursuant to Section 7.01 of the First Supplemental Indenture dated as of November 21, 2005 to purchase the entire principal amount of this Note, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture between EDO Corporation and HSBC Bank USA, National Association, as Trustee, dated as of November 21, 2005, as amended by the First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”) at the price of 100% of the principal amount, together with accrued interest to, but excluding, the Designated Event Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the First Supplemental Indenture. The Notes shall be repurchased by the Company as of the Designated Event Purchase Date pursuant to the terms and conditions specified in the First Supplemental Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular respect without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number: